UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/01/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b):

    On September 1, 2013, Identive Services AG, a subsidiary of Identive Group, Inc. ("Identive Services"), and Identive Group, Inc. ("Identive" and, together with Identive Services, the "Company") entered into Amendment No. 3 to the Employment Agreement (the "Amendment") with Ayman S. Ashour, Identive's Chief Executive Officer and Chairman of the Board of Directors (the "Board"). Under the terms of the Amendment, Mr. Ashour has agreed to resign his position as Chief Executive Officer of the Company with effect from September 3, 2013, as well as all other executive positions held by him with the Company and/or any of its subsidiaries. Mr. Ashour will remain on the Board as Non-Executive Chairman. Mr. Ashour has served Identive as Chief Executive Officer and Chairman since March 1, 2010, following the merger of SCM Microsystems, Inc. and Bluehill ID AG in January 2010.

    In accordance with the terms of his Employment Agreement, Mr. Ashour is entitled to receive his current base salary, benefits and perquisites for a period of 24 months, ending August 31, 2015 (the "Termination Date"). Mr. Ashour has agreed to waive any right or entitlement to any performance or incentive bonus as provided under his Employment Agreement or otherwise in connection with the Company's Incentive Compensation Plan as in effect from time to time. Any stock options granted to Mr. Ashour prior to or as of the Termination Date, which remain unvested as of such date, shall thereupon become fully vested; all options will expire two years after the Termination Date. In remaining on the Board as Non-Executive Chairman, Mr. Ashour has agreed to waive any cash fees payable to members of the Board. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is filed with this Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02(c) and (d):

    The Board of Directors of Identive Group, Inc. has promoted Jason Hart, currently Identive's Executive Vice President for Identive Management and Cloud Solutions, to Chief Executive Officer with effect as of September 3, 2013. In connection with his appointment as Chief Executive Officer, Mr. Hart also has been appointed to Identive's Board as a Class III director with his term expiring at the Annual Meeting in 2016.

    Mr. Hart, 42, joined Identive in May 2011 when Identive acquired idOnDemand, Inc. ("idOD"). Prior to co-founding idOD in November 2007, Mr. Hart was Senior Vice President Sales, Marketing, Professional Services and Product Management, and then Chief Executive Officer, of ActivIdentity Corporation (formerly known as ActivCard Corp.) from August 2005 until November 2007. In 1993, Mr. Hart founded and served as CEO of Protocom Development Systems, Inc., a privately held identity management software security business, until the company was acquired by ActivCard in August 2005. There are no family relationships between Mr. Hart and any other executive officers or directors of the Company.

    Mr. Hart's current compensation arrangements have not been altered as a result of his promotion.   For a complete discussion of Mr. Hart's current compensation arrangements, please see the Company's current report on Form 8-K and the Executive Employment Agreement, dated April 1, 2012 and attached as Exhibit 10.1 thereto, filed with the SEC on April 4, 2012, and incorporated herein by reference.

Item 8.01.    Other Events

    On September 3, 2013, Identive issued a press release in connection with the changes described above under Item 5.02. A copy of the release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Item 9.01(d):        Exhibits

Ex. 10.1        Amendment No. 3 to Employment Agreement, dated September 1, 2013, by and among Identive Services, AG, Ayman S. Ashour and Identive Group, Inc.

Ex. 99.1        Press Release, dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: September 03, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment No. 3 to Employment Agreement, dated September 1, 2013, by and among Identive Services, AG, Ayman S. Ashour and Identive Group, Inc.
EX-99.1	Press Release, dated September 3, 2013.